SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

    Date of Report (Date of earliest event reported)........ April 20, 1998

                          CHINA FOOD & BEVERAGE COMPANY
             (Exact name of registrant as specified in its charter)

           NEVADA                     0-11734                    87-0548148
(State or other jurisdiction of     (Commission               (I.R.S. Employer
 incorporation or organization)       File No.)              Identification No.)

             8 West 38th Street, 9th Floor, New York, New York 10018
              (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 398-7833

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      ITEM  2. ACQUISITION OR DISPOSITION OF ASSETS

      On April 20, 1998, a certain agreement executed on January 30, 1998, between the Company and Victoria Beverage Company Limited ("Victoria") pursuant to which the Company was to purchase Victoria for a $15,000,000 debenture which was rescinded by the Company. This recision was occasioned by the Company determining that Victoria's 60% ownership of the Sui Ning Beer Factory located in Szechuan Province, Peoples Republic of China would not result in properly prepared certified statements for Sui Ning Beer Factory. Such proper certifications for Victoria were a precondition to closing.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 27, 1998

                                             CHINA FOOD & BEVERAGE COMPANY
                                             (Registrant)

                                             By: James Tilton
                                                 -------------------------------
                                                 James Tilton, President